EXHIBIT 10.l
AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND JOINDER AGREEMENT
     This AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND JOINDER AGREEMENT (this “Agreement”), is entered into as of March 12, 2009, by and among BELL TECHLOGIX, INC., a Delaware corporation (“New Loan Party”), BELL INDUSTRIES, INC., a California corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages to the Credit Agreement (defined below) (such Subsidiaries, together with Parent are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and WELLS FARGO FOOTHILL, INC. (“Agent”), as the arranger and administrative agent for the below defined Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), pursuant to the Credit Agreement (defined below).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Credit Agreement, dated as of January 31, 2007, by and among the lenders identified on the signature pages thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Agent, Parent, and Borrowers (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Agent and Lenders are willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement;
     WHEREAS, pursuant to Section 5.16 of the Credit Agreement, each Borrower is required to cause New Loan Party to become a party to the Credit Agreement, and the same may be accomplished by the execution and delivery of this Agreement to the Agent;
     WHEREAS, pursuant to that certain Intercompany Subordination Agreement, dated as of January 31, 2007, by and among each Person signatory thereto as a Borrower and Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”), each Borrower has agreed to the subordination of indebtedness of each other Borrower on the terms set forth therein;
     WHEREAS, the Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement; and
     WHEREAS, upon the terms and conditions set forth herein, Agent and the Lenders are willing to accommodate the Borrowers’ requests.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:

     1. Amendments to Credit Agreement. New Loan Party, Borrowers, Agent and the Lenders hereby agree:
          (a) Schedules A-1, A-2, C-1, D-1, E-1, P-1, P-2, R-1, 2.7(a), 4.5, 4.7(a), 4.7(b), 4.7(c), 4.7(d), 4.8(b), 4.8(c), 4.10, 4.14, 4.15, 4.17, 4.19, and 4.20 to the Credit Agreement are hereby amended in their entirety by replacing them with Schedules A-1, A-2, C-1, D-1, E-1, P-1, P-2, R-1, 2.7(a), 4.5, 4.7(a), 4.7(b), 4.7(c), 4.7(d), 4.8(b), 4.8(c), 4.10, 4.14, 4.15, 4.17, 4.19, and 4.20 attached hereto as Exhibit A.
          (b) Schedule 1.1 to the Credit Agreement is hereby amended and modified by amending and restating the definition of “Landlord Reserve” in its entirety as follows:
          ““Landlord Reserve” means an amount equal to up to 3 months of rent (as determined by Agent in its Permitted Discretion) for each leased location where Inventory or Equipment of any Borrower is located and for which a Collateral Access Agreement has not been obtained.”
          (c) Section 5.9 of the Credit Agreement is hereby amended and modified by adding the following new provision at the end thereof:
          “The foregoing to the contrary notwithstanding, Borrowers’ failure to provide Agent with Collateral Access Agreements with respect to any of the following locations shall not constitute an Event of Default under the Credit Agreement or any other Loan Document: (i) 1101 Athens Avenue, Richmond, VA 23227; (ii) 30 Thomas Drive, Unit 1, Westbrook, ME 04101; or (iii) 3361 N.W. 155th Street, Ft. Lauderdale, FL.”
          (d) Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “6.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Administrative Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $35,000 at any one time unless Administrative Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments. Subject to the foregoing proviso, Borrowers shall not and shall not permit their Subsidiaries to establish or maintain any Deposit Account or Securities Account unless (a) with respect to any Deposit Account either (i) Agent shall have received a Control Agreement in respect of such Deposit Account or (ii) such Deposit Accounts are subject to irrevocable instructions satisfactory to Agent requiring all amounts in such Deposit Account to be forwarded by daily sweep to a Deposit Account that is subject to a Control Agreement and (b) with respect to any Securities Account, Agent shall have received a Control Agreement in respect of such Securities Account.”
     2. Assumption. Agent, each Borrower, and New Loan Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, New Loan Party will (a) be an additional “Borrower” for all purposes of the Credit Agreement, and shall have assumed, jointly and severally together with each other Borrower, all of the obligations of a “Borrower” thereunder as if New Loan Party had originally executed the Credit Agreement as a Borrower, (b) be a “Grantor” under the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement, (c) be a party to the Intercompany Subordination Agreement and a “Borrower” for all purposes of the Intercompany Subordination Agreement as if New Loan Party had originally executed the Intercompany Subordination Agreement, and (d) be an additional “Borrower” for all purposes of the Fee Letter, and shall have assumed, jointly and severally together with each other Borrower, all of the obligations of a “Borrower” thereunder as if New Loan Party had originally executed the Fee Letter.
     3. Joinder. New Loan Party hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement, Security Agreement, the Fee Letter, and the Intercompany Subordination Agreement, and, in so doing, hereby becomes a Borrower or Grantor, as applicable, thereunder. Without limiting the generality of the foregoing, New Loan Party, as a Borrower and/or a Grantor, as applicable, hereby agrees to be bound by each provision in the Credit Agreement, the Security Agreement, the Intercompany Subordination Agreement, and each other Loan Document to which any Borrower is a party mutatis mutandis.
     4. Representations and Warranties. Pursuant to Section 3.6(l) of the Credit Agreement, Borrowers represent and warrant that they have used best efforts to obtain Collateral Access Agreements with respect to the following location: 11425 W. Brown Deer Road, Milwaukee, WI 53224. Each of New Loan Party, Parent, and Borrowers (a) has the requisite power and authority to execute, deliver and perform this Agreement and, in the case of New Loan Party, the other Loan Documents to which it is a party (or has become a party pursuant to this Agreement) and to incur the obligations herein and therein provided for, and (b) is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Agreement and, in the case of New Loan Party, the other Loan Documents to which it is a party (or has become a party pursuant to this Agreement). New Loan Party represents and warrants that neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by New Loan Party will (i) contravene its charter or by-laws, or any applicable law, (ii) contravene any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) violate any law, rule, regulation, outstanding judgment or order of any Governmental Authority, applicable to it or any of its property or assets, (iv) violate any material term of any agreement or instrument (including any Material Contract) binding on or otherwise affecting it or any of its properties, or (v) result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties, except, in the case of clause (ii), (iii), (iv) or (v), where such violation, result or creation could not reasonably be expected to result in a Material Adverse Change. Parent, Borrowers, and New Loan Party represent and warrant that no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery or performance by New Loan Party and Borrowers of this Agreement or, in the case of New Loan Party, any other Loan Documents to which it is a party (or has become a party pursuant to this Agreement), except such authorizations or approvals or other actions which have been obtained or where the failure to obtain, in each case, could not reasonably be expected to result in a Material Adverse Change. Each of Parent, each Borrower, and New Loan Party represent and warrant that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of New Loan Party, Parent, and Borrowers enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws limiting creditors’ rights generally or general equitable principles.
     5. Conditions Precedent/Additional Documents. The effectiveness of this Agreement is subject to the fulfillment, to the satisfaction of Agent and each Lender of the following condition precedent:
          (a) New Loan Party and Borrowers shall promptly execute and/or deliver to the Agent, the documents, certificates and instruments listed on Schedule 1 hereto, in each case in form and substance reasonably satisfactory to the Agent.
     6. Conditions Subsequent/Additional Documents. Borrower shall use commercially reasonable efforts to deliver Collateral Access Agreements to Agent for the following locations within 30 days after the date of this Agreement: (i) 1101 Athens Avenue, Richmond, VA 23227; (ii) 30 Thomas Drive, Unit 1, Westbrook, ME 04101; and (iii) 3361 N.W. 155th Street, Ft. Lauderdale, FL. If Borrowers fail to deliver such Collateral Access Agreements within 30 days of the date of this Agreement, Agent, in its sole and absolute discretion, shall have the option to impose the Landlord Reserve against the Borrowing Base with respect to such locations. The foregoing to the contrary notwithstanding, failure to deliver such Collateral Access Agreements with respect to the locations identified in this Section 7 will not constitute an Event of Default under the terms hereof or under any other Loan Document.
     7. Notices. Notices to New Loan Party shall be given in the manner set forth for Borrower in Section 11 of the Credit Agreement.
     8. Binding Effect. This Agreement shall be binding upon Parent, New Loan Party, and Borrowers and shall inure to the benefit of the Agent and the Lenders, together with their respective successors and assigns.
     9. Further Assurances. New Loan Party shall execute and/or deliver to Agent all financing statements, continuation financing statements, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, supplements in respect of any of the foregoing, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent may reasonably request, in form reasonably satisfactory to Agent, to perfect and continue perfected Agent’s security interests in the Collateral (as such term is defined in the Security Agreement) and in order to fully consummate all of the transactions contemplated under this Agreement and the Loan Documents.
     10. Reaffirmation and Consent. Borrowers, Parent, and New Loan Party each hereby represents and warrants to the Agent and the Lenders that the execution, delivery, and performance of this Agreement are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected. Each of New Loan Party, Borrowers, and Parent (a) consents to the transactions contemplated by this Agreement and all other documents entered into in connection herewith; (b) acknowledges and reaffirms its obligations owing to the Agent and the Lenders under any Loan Document to which it is a party; and (c) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each of Parent and each Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each of Parent and each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.
     11. Authority to file Uniform Commercial Code Financing Statements. The New Loan Party hereby expressly (i) authorizes Agent to file appropriate financing statements or continuation statements, and amendments thereto, (including, without limitation, any such financing statements that describe the Collateral as “all assets” or words of similar import) in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Liens to be created by the Security Agreement and each of the Loan Documents, and (ii) ratifies such authorization to the extent that Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof.
     12. Loan Document. This Agreement is a Loan Document.
     13. Effect on Loan Documents; References.
          (a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The amendments, waivers and modifications set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by the Borrower remains in the sole and absolute discretion of the Agent and the Lenders.
          (b) Each reference in the Credit Agreement and the other Loan Documents to “Borrower”, “Obligor”, “Debtor”, “Grantor” or words of like import referring to a

Borrower shall include and refer to New Loan Party; and (b) each reference in the Credit Agreement, Security Agreement, Intercompany Subordination Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement, Security Agreement, Intercompany Subordination Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Joinder Agreement.
     14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.
     15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or by electronic mail transmission of an adobe file format document (also known as a PDF file) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or as a PDF file also shall deliver an original executed counterpart to this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     IN WITNESS WHEREOF, New Loan Party, Parent, Borrowers, Agent and the Lenders have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

BELL TECHLOGIX, INC., a Delaware corporation

By:	/s/ Kevin J. Thimjon
Name:	Kevin J. Thimjon
Title:	Treasurer and Secretary

BELL INDUSTRIES, INC., a California corporation

By:	/s/ Kevin J. Thimjon

Name:	Kevin J. Thimjon
Title:	President and Chief Financial Officer

BELL INDUSTRIES, INC., a Minnesota corporation

By:	/s/ Kevin J. Thimjon

Name:	Kevin J. Thimjon
Title:	Chief Financial Officer

[signature page to Amendment Number 5 and Joinder Agreement]

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:	/s/ Amelie Yehros

Name:	Amelie Yehros
Title:	Senior Vice President

[signature page to Amendment Number 5 and Joinder Agreement]

Schedule 1
1) Copies of New Loan Party’s Governing Documents, as amended, modified, or supplemented, certified by the Secretary of New Loan Party;
2) Certificate of status with respect to New Loan Party, such certificate to be issued by the appropriate officer of the jurisdiction of organization of New Loan Party, which certificate shall indicate that New Loan Party is in good standing in such jurisdiction;
3) Opinion of counsel to New Loan Party, which shall be in form and substance satisfactory to Agent; and
5) Certificate from the Secretary of New Loan Party (i) attesting to the resolutions of such New Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and other Loan Documents to which New Loan Party is a party, (ii) authorizing specific officers of New Loan Party to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of New Loan Party